EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Futura Pictures, Inc. on Form SB-2, Amendment No. 1, of our report dated March 18, 2005 appearing in this filing for the fiscal years ended February 28, 2005 and 2003 as well as the reference under the caption "Experts".


/s/ FARBER & HASS, LLP
----------------------
Farber & Hass, LLP

Camarillo, California
March 30, 2005